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                                                                    EXHIBIT 99.2


FOR IMMEDIATE RELEASE


                   TOUCHTUNES COUNTERCLAIMS AGAINST ECAST AND
                        ROCK-OLA FOR PATENT INFRINGEMENT

LAS VEGAS, NEVADA, JANUARY 13TH, 2004 -- TouchTunes(R) Music Corporation ("TouchTunes") (NASDAQ OTC BB: TTMC), the world's leading provider of interactive music-on-demand digital jukeboxes, has announced that it was vindicated by the Federal Court's ruling that Ecast, Inc.'s jukebox technology has infringed TouchTunes' U.S. Patent No. 6,308,204. On December 18, 2003, TouchTunes won a summary judgment ruling from the U.S. District Court for the Northern District of California, agreeing that Ecast infringed TouchTunes' patent in connection with the NetStar and StarLink jukebox systems. In granting summary judgment, the Court found that the infringement by Ecast was so clear that there was no need to have a jury trial on the issue of infringement. Only money damages owed by Ecast to TouchTunes will be decided by a Jury trial in early 2004.

In anticipation of the infringement ruling, Ecast has filed a patent claim against TouchTunes in the same court that found Ecast to be infringing TouchTunes' patent. Ecast's patent claim is based on U.S. Patent No. 5,341,350 ("the '350 patent") owned by NSM Music Group Limited ("NSM") and not based on any technology developed by Ecast itself. The '350 patent does not cover any technology used by TouchTunes and, therefore, is not infringed by TouchTunes. Thus, the case is viewed by TouchTunes as simply an attempt to deflect attention from Ecast's own infringement of TouchTunes' patent. In fact, the '350 patent was issued ten years ago and would have been asserted against TouchTunes sooner if the owner truly believed it was infringed by TouchTunes. "TouchTunes will have no trouble defending against Ecast's attempt to dust-off this old patent, as it has no relation to TouchTunes' technology" said John Perrachon, President and CEO of TouchTunes.

In response to Ecast's suit, TouchTunes has counterclaimed against Ecast and Rock-Ola Manufacturing Corporation for infringement of U.S. Patent No. 6,308,204, the same patent the Court has already found Ecast to be infringing. The counterclaims charge Ecast with continued infringement in connection with the NetStar and StarLink jukebox systems and with additional infringement by the "E-Rock" jukebox system manufactured by Rock-Ola and powered by Ecast's infringing technology. TouchTunes is seeking an injunction against Ecast and Rock-Ola from further infringement and additional damages from Ecast and Rock-Ola over and above the damages that it is seeking in the original case in which Ecast has already been found to be infringing.

About TouchTunes

TouchTunes is involved in the digital distribution of music content to interactive, music-on-demand applications. The first such interactive, music-on-demand application is its digital jukebox.

TouchTunes is currently the leading provider of interactive, music-on-demand, digital-downloading jukeboxes to the coin-operated machine industry across the United States. TouchTunes has signed agreements with Sony, EMI, BMG, Universal, Warner and their music subsidiaries, which permit the secure transmission, storing and playing of digitized copies of music masters on TouchTunes' central database and throughout its network of digital jukeboxes. TouchTunes also has signed agreements with various independent labels such as: Jive, Beggars Banquet and Epitaph Records. TouchTunes is traded on the NASDAQ OTC BULLETIN Board under the symbol TTMC.


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Important Legal Information

Certain statements made herein that are not historical are forward-looking within the meaning of the federal securities laws. The work "expects" and similar expressions are intended to identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of TouchTunes to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, the factors described in TouchTunes' filings with the Securities and Exchange Commission. TouchTunes undertakes no obligation to update publicly any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

HYPERLINKSource and information:

TouchTunes:

John Perrachon

Tel.: (514) 765-8228

www.touchtunes.com
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Copyright @ 2004 TouchTunes Music Corporation. All rights reserved.